SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                March 12, 2001
                                Date of Report
                      (Date of Earliest Event Reported)

                            PACIFIC WEBWORKS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                              1760 Fremont Drive
                          Salt Lake City, Utah 84104
                   (Address of principal executive offices)

                                (801) 578-9020
                        Registrant's telephone number

        NEVADA                     000-26731                87-0627910
(State or other            (Commission File Number)      (I.R.S. Employer
jurisdiction of                                           Identification No.)
incorporation)

ITEM 5:   OTHER EVENTS


      On March 12, 2001, Pacific WebWorks received verification from the Berlin Exchange that our common stock was listed on that exchange and would begin trading under the symbol, "PWB." In connection with this listing, we engaged World of Internet.com AG, a German corporation, as a consultant to help us obtain the Berlin Exchange listing and to provide investor relations consulting services related to the European market. We agreed to pay an aggregate of $150,000 for such services and the term of the agreement is for a six month period.

      The Berlin Exchange lists more than 10,000 companies from 60 different countries, with 6,000 of those being United States major corporations and growth companies and it also lists all NASDAQ stocks.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific WebWorks, Inc.


     /s/ Kenneth Bell                                        3/12/01
By: _____________________________________________     Date:_______________
      Kenneth Bell, CEO and Director